EXHIBIT 23.4


December 1, 1997


Mr. Geoffrey F. Feidelberg
AquaPenn Spring Water Company, Inc.
P.O. Box 938
Milesburg, PA 16853

Dear Geoff:

Beverage Marketing Corporation hereby consents to the use of our name and the reference to our publication Bottled Water in the United States 1997 in your Form S-1 registration statement as filed with the Securities and Exchange Commission.

Sincerely,



/s/ Stanley J. Kostman
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Stanley J. Kostman
President, Beverage Marketing Corporation